UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2021

THERMO FISHER SCIENTIFIC INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

168 Third Avenue

Waltham, Massachusetts 02451

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TMO	New York Stock Exchange
0.750% Notes due 2024	TMO 24A	New York Stock Exchange
0.125% Notes due 2025	TMO 25B	New York Stock Exchange
2.000% Notes due 2025	TMO 25	New York Stock Exchange
1.400% Notes due 2026	TMO 26A	New York Stock Exchange
1.450% Notes due 2027	TMO 27	New York Stock Exchange
1.750% Notes due 2027	TMO 27B	New York Stock Exchange
0.500% Notes due 2028	TMO 28A	New York Stock Exchange
1.375% Notes due 2028	TMO 28	New York Stock Exchange
1.950% Notes due 2029	TMO 29	New York Stock Exchange
0.875% Notes due 2031	TMO 31	New York Stock Exchange
2.375% Notes due 2032	TMO 32	New York Stock Exchange
2.875% Notes due 2037	TMO 37	New York Stock Exchange
1.500% Notes due 2039	TMO 39	New York Stock Exchange
1.875% Notes due 2049	TMO 49	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry	into a Material Definitive Agreement.

On October 22, 2021, Thermo Fisher Scientific Inc. (the “Company”) issued $1,000,000,000 aggregate principal amount of 18-Month Floating Rate Senior Notes due 2023 (the “18-Month Floating Rate Notes”), $500,000,000 aggregate principal amount of Floating Rate Senior Notes due 2023 (the “2023 Floating Rate Notes”), $500,000,000 aggregate principal amount of Floating Rate Senior Notes due 2024 (the “2024 Floating Rate Notes” and, together with the 18-Month Floating Rate Notes and the 2023 Floating Rate Notes, the “Floating Rate Notes”), $1,350,000,000 aggregate principal amount of 0.797% Senior Notes due 2023 (the “2023 Notes”) and $2,500,000,000 aggregate principal amount of 1.215% Senior Notes due 2024 (the “2024 Notes” and, together with the 2023 Notes, the “Fixed Rate Notes”, and together with the Floating Rate Notes, the “Notes”) in a public offering (the “Offering”) pursuant to a registration statement on Form S-3 (File No. 333-229951) and a preliminary prospectus supplement and prospectus supplement related to the offering of the Notes, each as previously filed with the Securities and Exchange Commission (the “SEC”).

The Notes were issued under an indenture, dated as of November 20, 2009 (the “Base Indenture”), and the Twenty-Third Supplemental Indenture, dated as of October 22, 2021 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

The Floating Rate Notes are subject to a Calculation Agency Agreement, dated as of October 22, 2021, between the Company and The Bank of New York Mellon Trust Company, N.A., as calculation agent.

The 18-Month Notes will mature on April 18, 2023, the 2023 Floating Rate Notes will mature on October 18, 2023, the 2024 Floating Rate Notes will mature on October 18, 2024, the 2023 Notes will mature on October 18, 2023 and the 2024 Notes will mature on October 18, 2024. Interest on the Floating Rate Notes will be paid quarterly in arrears on January 18, April 18, July 18 and October 18 of each year, commencing on January 18, 2022. Interest on the Fixed Rate Notes will be paid semi-annually in arrears on April 18 and October 18 of each year, commencing on April 18, 2022.

Prior to October 18, 2022, the Company may redeem each series of Fixed Rate Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Fixed Rate Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Fixed Rate Notes being redeemed (not including any portion of the payments of interest accrued but unpaid as of the date of redemption and assuming that such Fixed Rate Notes to be redeemed matured on October 18, 2022), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate (as defined in the Indenture) plus, in each case, 7.5 basis points and accrued and unpaid interest on the Fixed Rate Notes being redeemed, if any, to, but excluding, the date of redemption.

In addition, on and after April 18, 2022, with respect to the 18-Month Floating Rate Notes, and October 18, 2022, with respect to the 2023 Floating Rate Notes, the 2024 Floating Rate Notes and the Fixed Rate Notes, the Company may redeem some or all of each series of Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding the date of redemption.

In the event that the Company does not consummate the previously announced acquisition of PPD, Inc. (the “PPD Acquisition”) on or prior to October 15, 2022 or the merger agreement related thereto is terminated at any time prior to such date, the Company will be required to redeem all of the 2023 Floating Rate Notes, the 2024 Floating Rate Notes, the 2023 Notes and the 2024 Notes (collectively, the “SMR Notes”) on a special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of the SMR Notes, plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date.

Upon the occurrence of a change of control (as defined in the Indenture) of the Company and a contemporaneous downgrade of the Notes below an investment grade rating by at least two of Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global, Inc., and Fitch Ratings, Limited, the Company will, in certain circumstances, be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus any accrued and unpaid interest to, but excluding, the date of repurchase.

The Notes are general unsecured obligations of the Company. The Notes rank equally in right of payment with existing and any future unsecured and unsubordinated indebtedness of the Company and rank senior in right of payment to any existing and future indebtedness of the Company that is subordinated to the Notes. The Notes are also effectively subordinated to any existing and future secured indebtedness of the Company to the extent of the assets securing such indebtedness, and are structurally subordinated to all existing and any future indebtedness and any other liabilities of its subsidiaries.

The Indenture contains limited affirmative and negative covenants of the Company. The negative covenants restrict the ability of the Company and its subsidiaries to incur debt secured by liens on Principal Properties (as defined in the Indenture) or on shares of stock of the Company’s Principal Subsidiaries (as defined in the Indenture) and engage in sale and lease-back transactions with respect to any Principal Property. The Indenture also limits the ability of the Company to merge or consolidate or sell all or substantially all of its assets.

Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants, bankruptcy and insolvency related defaults and failure to pay certain indebtedness, the obligations of the Company under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued an opinion to the Company, dated October 22, 2021, regarding the Notes. A copy of this opinion is filed as Exhibit 5.1 hereto.

The foregoing description is qualified in its entirety by reference to the full text of the Base Indenture and the Supplemental Indenture, which are filed with this report as Exhibits 4.1 and 4.2 hereto, respectively. Each of the foregoing documents is incorporated herein by reference.

Item 8.01. Other	Events.

The sale of the Notes was made pursuant to the terms of an Underwriting Agreement, which the Company entered into on October 19, 2021 (the “Underwriting Agreement”), with Barclays Capital Inc., Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and Mizuho Securities USA LLC, as representatives of the several underwriters named in Schedule A to the Underwriting Agreement.

The Company expects that the net proceeds from the sale of the Notes will be approximately $5.82 billion, after deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds of the Offering to pay a portion of the cash consideration payable for the the PPD Acquisition. The Company may also determine to use a portion of the net proceeds of the Offering for general corporate purposes, which may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures or the repurchase of its outstanding equity securities or the Company may temporarily invest the net proceeds in short-term, liquid investments until they are used for their ultimate purpose.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed with this report as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 19, 2021, among the Company, as issuer, and Barclays Capital Inc., Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and Mizuho Securities USA LLC and the several other underwriters named in Schedule A of the Underwriting Agreement.

4.1	Indenture, dated as of November 20, 2009, between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed November 20, 2009 File No. 1-8002 and incorporated in this document by reference).

4.2	Twenty-Third Supplemental Indenture, dated as of October 22, 2021, between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the Company’s intended use of proceeds and the PPD Acquisition. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarters ended April 3, 2021 and July 3, 2021, each of which is on file with the U.S. Securities and Exchange Commission (“SEC”) and available in the “Investors” section of the Company’s website, ir.thermofisher.com, under the heading “SEC Filings,” and in any subsequent Quarterly Reports on Form 10-Q and other documents the Company files with the SEC. While the

Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this communication.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: October 22, 2021	By:	/s/ Michael A. Boxer
Michael A. Boxer
Senior Vice President and General Counsel